UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021 (October 29, 2021)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code):(203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2021, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), and its subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company (“Eagle Shipping”), entered into a new employment agreement (the “Amended Employment Agreement”) with Gary Vogel, the Company’s Chief Executive Officer, which amended Mr. Vogel’s prior employment agreement, dated as of July 6, 2015, with the Company and Eagle Shipping (the “Prior Employment Agreement”). Pursuant to the Amended Employment Agreement, Mr. Vogel will receive an annual base salary of $695,000 (“Annual Base Salary”), which will be reviewed for increase at such time and in the manner as salaries of senior officers of the Company are reviewed generally.

During the term of Mr. Vogel’s employment, he will receive annual equity-incentive compensation with a target value of 175% of the Annual Base Salary, which will consist of the Company’s common stock with the terms thereof, including the type of award, vesting periods, and performance criteria, if any, being determined by the Compensation Committee, and subject to the terms and conditions set forth in the applicable plan and agreements as determined by the Compensation Committee (each such award, an “Equity Award”). Pursuant to the Amended Employment Agreement, if the Company terminates Mr. Vogel’s employment other than for cause, death or disability or Mr. Vogel's employment is terminated for good reason, then all unvested Equity Awards in the Company held by Mr. Vogel will vest and any performance criteria relating to an Equity Award will be deemed satisfied at the target level. Mr. Vogel’s will continue to receive other severance payments consistent with his Prior Employment Agreement, as well as be eligible for a discretionary cash bonus consistent with the terms of his Prior Employment Agreement. Other than set forth herein, Mr. Vogel’s Amended Employment Agreement is substantially similar to his Prior Employment Agreement.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, which is filed as Exhibit 10.1 hereto and are incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated October 29, 2021, among Eagle Bulk Shipping Inc., Eagle Shipping International (USA) LLC and Gary Vogel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: November 1, 2021	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer